Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of our report dated January 11, 2012 regarding the Combined Financial Statements of Cadillac Ranch Restaurants as of September 30, 2011 and December 31, 2010, included in this Form 8-K/A, into Granite City Food & Brewery Ltd.’s previously filed Registration Statement File Nos. 333-40552, 333-87270, 333-99877, 333-104861, 333-114619, 333-120434, 333-123553, 333-132741, 333-142618, 333-149615, 333-158114, 333-164065, 333-165612, 333-169058, 333-171695, 333-174908 and 333-177527.

/s/ GBQ Partners LLC

January 16, 2012
Columbus, Ohio